UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 30, 2017

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This report and the exhibits attached hereto contain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements.  Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “estimate,” “plan” and “project” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance measures, as well as any statements regarding potential acquisitions, future economic or industry trends or future developments. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions, as well as our success in finalizing acquisition negotiations.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in the value of the U.S. dollar versus other currencies could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on July 14, 2017 for the fiscal year ended April 30, 2017.

Item 2.02 – Results of Operations and Financial Condition

The information set forth in this Item 2.02 of this Current Report, and in Exhibits 99(a) and 99(b), is intended to be “furnished” under Item 2.02 of Form 8-K.  Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On August 30, 2017, we issued a news release to announce our financial results for our first quarter ended July 30, 2017.  The news release is attached hereto as Exhibit 99(a).

Also on August 30, 2017, we released a Financial Information Release containing additional financial information and disclosures about our first quarter ended July 30, 2017.  The Financial Information Release is attached hereto as Exhibit 99(b).

The news release and Financial Information Release contain disclosures about free cash flow, a non-GAAP liquidity measure that we define as net cash provided by operating activities, less cash capital expenditures, less investment in unconsolidated joint venture, plus any proceeds from sales of equipment, plus any proceeds from life insurance policies, less payments on our life insurance policy, less payments on vendor-financed capital expenditures, less the purchase of long-term investments associated with our Rabbi Trust, plus proceeds from the sale of long-term investments associated with our Rabbi Trust, and plus or minus the effects of exchange rate changes on cash and cash equivalents.  Details of these calculations and a reconciliation to information from our GAAP financial statements are set forth in the Financial Information Release.  Management believes the disclosure of free cash flow provides useful information to investors because it measures our available cash flow for potential debt repayment, stock repurchases, dividends, and additions to cash and cash equivalents.  We note, however, that not all of the company’s free cash flow is available for discretionary spending, as we may have mandatory debt payments and other cash requirements that must be deducted from our cash available for future use.  In operating our business, management uses free cash flow to make decisions about what commitments of cash to make for operations, such as capital expenditures (and financing arrangements for these expenditures), purchases of inventory or supplies, SG&A expenditure levels, compensation, and other commitments of cash, while still allowing for adequate cash to meet known future commitments for cash, such as debt repayment, and also for making decisions about dividend payments and share repurchases.

The news release and Financial Information Release contain disclosures about return on capital, both for the entire company and for individual business segments.  We define return on capital as operating income (on an annualized basis if at a point other than the end of the fiscal year) divided by average capital employed.  Operating income excludes certain non-recurring charges, and average capital employed is calculated over rolling two – five fiscal periods, depending on which quarter is being presented.  Details of these calculations and a reconciliation to information from our GAAP financial statements are set forth in the Financial Information Release.  We believe return on capital is an accepted measure of earnings efficiency in relation to capital employed, but it is a non-GAAP performance measure that is not defined or calculated in the same manner by all companies.  This measure should not be considered in isolation or as an alternative to net income or other performance measures, but we believe it provides useful information to investors by comparing the operating income we produce to the asset base used to generate that income.  Also, annualized operating income does not necessarily indicate results that would be expected for the full fiscal year.  We note that, particularly for return on capital measured at the segment level, not all assets and expenses are allocated to our operating segments, and there are assets and expenses at the corporate (unallocated) level that may provide support to a segment’s operations and yet are not included in the assets and expenses used to calculate that segment’s return on capital.  Thus, the average return on capital for the company’s segments will generally be different from the company’s overall return on capital.  Management uses return on capital to evaluate the company’s earnings efficiency and the relative performance of its segments.

The news release and Financial Information Release contain disclosures about our consolidated adjusted effective income tax rate, which is a non-GAAP liquidity measure that represents our estimated cash expenditures for income taxes.  The consolidated adjusted effective income tax rate is calculated by eliminating the non-cash items that affect our GAAP income tax expense, including reductions in income taxes due to the utilization of our U.S. net operating loss (NOL) carryforwards, excess income tax benefits related to stock-based compensation, reversal of any uncertain income tax positions, and other non-cash foreign income tax expenses.  Currently our income tax payments are not significant in the U.S. due to NOL carryforward amounts, and thus the consolidated adjusted effective income tax rate represents primarily income tax expense for our subsidiaries located in China and Canada. A reconciliation of our consolidated adjusted effective income tax rate to our consolidated effective GAAP income tax rate is set forth in the Financial Information Release.  We believe this information is useful to investors because it demonstrates the amount of cash, as a percentage of income before income taxes, expected to be required to fund our income tax liabilities incurred for the periods reported.  Our consolidated income tax expense on a GAAP basis can vary widely over different reporting periods due to the effects of non-cash items, and we believe the calculation of our consolidated adjusted effective tax rate is helpful in comparing financial reporting periods and the amount of income tax liability that we are or will be required to pay to taxing authorities in cash. We note that non-cash reductions in our U.S. NOL carryforwards are based on pre-tax losses in prior periods and will not be available to reduce taxes on current earnings once the NOL carryforward amounts are utilized (which is currently expected to occur in approximately one year).  Management uses the consolidated adjusted effective income rate to analyze the effect that income tax expenditures are likely to have on cash balances and overall liquidity.

The news release and Financial Information Release contains disclosures about our Adjusted EBITDA, which is a non-GAAP performance measure that reflects net income excluding tax expenses and net interest expense, as well as depreciation and amortization expense and stock based compensation expense.  Details of these calculations and a reconciliation to information from our GAAP financial statements is set forth in the Financial Information Release.  We believe presentation of Adjusted EBITDA is useful to investors because earnings before interest, income taxes, depreciation and amortization, and similar performance measures that exclude certain charges from earnings, are often used by investors and financial analysts in evaluating and comparing companies in our industry.  We note, however, that such measures are not defined uniformly by various companies, with differing expenses being excluded from net income to calculate these performance measures.  For this reason, Adjusted EBITDA should not be viewed in isolation by investors and should not be used as a substitute for net income calculated in accordance with GAAP, nor should it be used for direct comparisons with similarly titled performance measures reported by other companies.  Use of Adjusted EBITDA as an analytical tool has limitations in that this measure does not reflect all expenses that are necessary to fund and operate our business, including funds required to pay taxes, service our debt, and fund capital expenditures, among others.  Management uses Adjusted EBITDA to help it analyze the company’s earnings and operating performance, by excluding the effects of expenses that depend upon capital structure and debt level, tax provisions (which can be volatile for our company as described above), and non-cash items such as depreciation, amortization and stock based compensation expense that do not require immediate uses of cash.

Item 9.01 (d) -- Exhibits

99(a) News Release dated August 30, 2017

99(b) Financial Information Release dated August 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULP, INC.
(Registrant)

By:	/s/ Kenneth R. Bowling
Chief Financial Officer
(principal financial officer)

By:	/s/ Thomas B. Gallagher, Jr.
Corporate Controller
(principal accounting officer)

Dated:  August 30, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit

99(a)	News Release dated August 30, 2017
99(b)	Financial Information Release dated August 30, 2017

7